Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4/A5 of Openmarkets Group Limited and Subsidiaries filed of our report dated February 20, 2023 relating to the consolidated financial statements of Openmarkets Group Limited and Subsidiaries as of June 30, 2022 and 2021 and for the two years in the period ended June 30, 2022. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ MSPC

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York

August 12, 2024